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                                                                   EXHIBIT 10.01


                           JOINT ESCROW INSTRUCTIONS


Dated as of March 29, 2002

David A. Rapaport Esq.
333 Sandy Springs Circle, Suite 230
Atlanta, GA 30328

Dear Mr. Rapaport:

     As escrow agent for Nanopierce Technologies, Inc.(NPCT) and Generation Capital Associates (GCA), pursuant to a Financing Terms Agreement to which a copy of these Joint Escrow Instructions is attached (Financing Terms Agreement), you (Escrow Agent) are hereby authorized and directed to hold and disburse the First Tranch Unit Purchase Price, NPCT Shares, NPCT Warrants, NPCT Warrants Shares and NPCT Sales Agent Warrants Shares delivered to the Escrow Agent pursuant to the terms of the Financing Terms Agreement (Escrow Property):

     1. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by NPCT, GCA, and the Escrow Agent.

     2. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the property party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as Escrow Agent while acting in good faith, except for fraud, willful misconduct, or gross negligence, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be evidence of such good faith.

     3. The fees, if any, and disbursements of the Escrow Agent chargeable in respect of services provided in the capacity as Escrow Agent pursuant to this Escrow Agreement will be joint and several responsibility of GCA and NPCT.

     4. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     5. The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Financing Terms Agreement or any documents or papers deposited or called for hereunder.

     6. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefore. The Escrow Agent has acted as legal counsel for GCA in connection with the Financing Terms Agreement and may continue to act as legal counsel for GCA, from time to time,
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notwithstanding its duties as Escrow Agent hereunder. NPCT hereby waives any and all claims and allegations of conflict in relation to the Escrow Agent's continued representation of the GCA as its attorney.

     7. The Escrow Agent's responsibilities as Escrow Agent hereunder shall terminate if the Escrow Agent shall resign by written notice to GCA and NPCT. In the event of any such resignation, GCA and NPCT shall appoint a successor Escrow Agent.

     8. If the Escrow Agent reasonably requires other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     9. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Escrow Property held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of the said Escrow Property until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Property held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction in accordance with the applicable procedure therefore.

     10. The Seller and the Purchaser agree jointly and severally to indemnify and hold harmless the Escrow Agent from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from fraud, gross negligence or willful misconduct of the Escrow Agent.

     11. In the event of any action or proceeding brought by any party against another under these Joint Escrow Instructions and/or the Financing Terms Agreement, the prevailing party or parties shall be entitled to recover all expenses incurred through the date of final collection, including without limitation, all attorneys' fees.

     12. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery, overnight courier, facsimile, email or other form of electronic transmission, or three business days after deposit in the United States Postal Service, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the addresses listed below their signature, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

     13. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns and shall be governed by the laws of the State of Georgia without giving effect to principles governing the conflicts of laws. A facsimile transmission of these instructions signed by the Escrow Agent shall be legal and binding on all parties hereto.

     14. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Agreement.
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NanoPierce Technologies, Inc.

_______________________________________________

By:  Paul H. Metzinger, President & CEO


NanoPierce Technologies, Inc
3709 Seventeenth Street, Suite 3640
Denver, CO 80202
Tel: (303) 592-1010
Fax: (303) /630-0259
Email: paul@nanopierce.com


Generation Capital Associates


_______________________________________________

By: Latrobe Laidlaw, Director of Operations

Generation Capital Associates
1085 Riverside Trace
Atlanta, GA 30328
Tel: (404) 303-8450
Fax: (404) 255-2218

Escrow Agent



_______________________________________________
David A. Rapaport
333 Sandy Springs Circle
Suite 230
Atlanta, GA 30328
Tel: (404) 257-9150
Fax: (404) 257-9125
Email: drapaport@hcfmgmt.com